Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 16, 2015

The J.G. Wentworth Company
201 King of Prussia Road
Suite 501, Radnor, PA 19087

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The J.G. Wentworth Company, a Delaware corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) regarding registration under the Securities Act of 1933 (as amended, the “Act”) of the resale from time to time of up to 1,600,000 shares of Class A common stock, par value $0.00001 per share, of the Company (the “JGW Shares”) issuable upon consummation of the Company’s purchase of the issued and outstanding shares of common stock, par value of $1.00 per share, of WestStar Mortgage, Inc. (the “Transaction”), pursuant to the Stock Purchase Agreement, dated as of March 6, 2015, by and among the Company, WestStar Mortgage, Inc. and the selling stockholders of WestStar Mortgage, Inc. party thereto (the “Acquisition Agreement”)

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement in the form filed with the Commission under the Act on the date hereof; (b) the Acquisition Agreement; (c) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 13, 2013, as amended through the date hereof; (d) the Amended and Restated Bylaws of the Company, as amended and in effect as of the date hereof, dated November 13, 2013; and (e) a copy of certain resolutions of the Board of Directors of the Company, adopted on April 10, 2015 by unanimous written consent pursuant to Section 228 of the DGCL (as defined below), relating to the approval and ratification of the Acquisition Agreement and the transactions contemplated thereby, including the issuance of the JGW Shares and the filing of the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”), and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the JGW Shares have been duly authorized and when (i) the Transaction is completed in accordance with the Acquisition Agreement and (ii) the JGW Shares have been registered, in book-entry form, in the names of the holders of the common stock, par value of $1.00, of WestStar Mortgage, Inc. party to the Acquisition Agreement as contemplated by the Acquisition Agreement, the JGW Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP